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CUSIP NO. G2107X108                   13G                      PAGE 7 OF 9 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 4, 1997
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                 MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED
               hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

                   MORGAN  STANLEY GROUP INC.

BY:                /s/ Edward J. Johnsen
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                   Edward J. Johnsen / Vice-President Morgan Stanley & Co.
                   Incorporated

                   MORGAN STANLEY & CO., INCORPORATED

BY:                /s/ Edward J. Johnsen
                   -------------------------------------------------------------
                   Edward J. Johnsen / Vice-President Morgan Stanley & Co. Incorporated